Exhibit 21
Subsidiaries of Dean Foods Company
As of February 28, 2006
RESTRICTED SUBSIDIARIES

	Type Of	Jurisdiction Of		No. Of Shares	%	Assets
Legal Name	Entity	Organization	Owner	Or Units	Ownership	<$100,000
31 Logistics, Inc.	Corp	DE	Dean Southeast II, LLC	100 common	100.0%

Abastecimientos Lacteos Gallegos S.L.		Spain	Distribucion Lacteos Ganadeva, S.A.		100.0%

Alta-Dena Certified Dairy, Inc.	Corp	DE	Dean Southwest II, LLC		100.0%

Azuis Holding B.V.	Inactive	The Netherlands	Dean International Holding Company		100%

Barber Ice Cream, LLC	LLC	DE	Mayfield Dairy Farms, Inc.	100 common	100%

Barber Milk, Inc.	Corp	DE	Dean Southeast II, LLC	100 common	100.0%

Berkeley Farms, Inc.	Corp	CA	Dean Southwest II, LLC	100 common	100%

Broughton Foods, LLC	LLC	DE	Dean Southeast, LLC	100 units	100.0%

Centronor Produccion y Distribucion S.L.	Inactive	Spain	Azuis Holding B.V.		100%

Comerlasa S.L.	Inactive	Spain	Azuis Holding B.V.		100%

Country Delite Farms, LLC	LLC	DE	Dean Southeast, LLC	100 units	100.0%

Country Fresh, LLC	LLC	MI	Dean Midwest Holding, Ltd.	100 units	100.0%

Creamland Dairies, Inc.	Corp	NM	Gandy’s Dairies, Inc.	100,632 common	100%

Dairy Fresh, LLC	LLC	DE	Dean Southeast, LLC	100 units	100.0%

Dairy Group Receivables GP II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%

Dairy Group Receivables GP, LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100.0%

	Type Of	Jurisdiction Of		No. Of Shares	%	Assets
Legal Name	Entity	Organization	Owner	Or Units	Ownership	<$100,000
Dairy Group Receivables II, L.P.	LP	DE	Dean Dairy Holdings, LLC	Partnership Interests	99.9%
			Dairy Group Receivables GP II, LLC		0.1%

Dairy Group Receivables, L.P.	LP	DE	Suiza Dairy Group, Inc.	Partnership Interests	99.9%
			Dairy Group Receivables GP, LLC		0.1%

Dean Dairy Holdings, LLC	LLC	DE	Dean Holding Company	100 units	100%

Dean Dairy Products Company	Corp	PA	Dean Northeast II, LLC	15,000 common	100%

Dean Foods Company of California, Inc.	Corp	DE	Dean Southwest II, LLC	100 common	100%

Dean Foods Company of Indiana, Inc.	Corp	DE	Dean Midwest, LLC	100 common	100%

Dean Foods Iberia, S.L.	Corp	Spain	Dean Netherlands, B.V.		100%

Dean Foods North Central, Inc.	Corp	DE	Dean Midwest, LLC	200 common	100%

Dean Holding Company	Corp	DE	Dean Foods Company	1,000 common	100.0%

Dean Illinois Dairies, LLC	LLC	DE	Dean Midwest, LLC	100 units	100%

Dean Intellectual Property Services II, L.P.	LP	DE	DIPS Limited Partner II	LP Interest	99.99%
			DIPS GP II, Inc.	GP Interest	0.01%

Dean Intellectual Property Services, L.P.	LP	DE	DIPS Limited Partner	LP Interests	99.99%
			DIPS GP, Inc.	GP Interest	0.01%

Dean Management Corporation	Corp	DE	Dean Foods Company	100 common	100.0%

Dean Midwest Holding, Ltd.	Corp	Virgin Islands (British)	Dean Midwest II, LLC	1,000 shares	100%

Dean Midwest II, LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100.0%

Dean Midwest, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100%

Dean Milk Company, Inc.	Corp	KY	Dean Southeast II, LLC	200 common	100%

	Type Of	Jurisdiction Of		No. Of Shares	%		Assets
Legal Name	Entity	Organization	Owner	Or Units	Ownership		<$100,000
Dean National Brand Group GP, LLC Receivables	LLC	DE	Dean National Brand Group, Inc.	100 units	100%

Dean National Brand Group, L.P. Receivables	LP	DE	Dean National Brand Group, Inc.	LP Interests	99.9%
			Dean National Brand Group GP, LLC	GP Interests	.1%

Dean Northeast II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%

Dean Northeast, LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100.0%

Dean Pickle and Specialty Products Company	Corp	WI	Dean Specialty Foods Group, LLC	10,110 Class A 20,220 Class B	100%

Dean Puerto Rico Holdings, LLC	LLC	DE	Dean Foods Company	100 units	100.0%

Dean SoCal, LLC	LLC	DE	Dean Southwest II, LLC	100 units	100.0%

Dean Southeast II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100%

Dean Southeast, LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100.0%

Dean Southwest II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100%

Dean Southwest, LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100.0%

Dean Specialty Foods Group, LLC	LLC	DE	Dean Holding Company	100 units	100%

Dean Specialty Intellectual Property Services, L.P.	LP	DE	DIPS Limited Partner II DIPS GP II, Inc.	LP Interest GP Interest	99.99 0.01	% %

Dean Transportation, Inc.	Corp	OH	Dean Dairy Holdings, LLC	100 common	100%

DIPS GP II, Inc.	Corp	DE	Dean Holding Company	1,000 common	100%

DIPS GP, Inc.	Corp	DE	Suiza Dairy Group Holdings, Inc.	1,000 common	100%

	Type Of	Jurisdiction Of		No. Of Shares	%	Assets
Legal Name	Entity	Organization	Owner	Or Units	Ownership	<$100,000
DIPS Limited Partner	Trust	DE	Suiza Dairy Group Holdings, Inc.	Beneficiary Interest	100%

DIPS Limited Partner II	Trust	DE	Dean Holding Company	Beneficiary Interests *	100%

Distribucion Lacteos Ganadera, S.A.	Corp	Spain	Leche Celta, S.L.		100.0%

Elgin Blenders, Incorporated	Corp	IL	Dean Specialty Foods Group, LLC	30,000 common	100%

Fairmont Dairy, LLC	LLC	DE	Dean Northeast II, LLC	100 units	100.0%

Gandy’s Dairies, Inc.	Corp	TX	Dean Southwest II, LLC	60,100 common	100%

Glicman – Producao e Comercializacao de Leite e Productos Lacteos, Lda.	Inactive	Portugal	Azuis Holding B.V.		100%

Glicman Espana S.L.	Inactive	Spain	Glicman – Producao e Comercializacao de Leite e Productos Lacteos, Lda.		100%

Golden Valley Dairy, LLC	LLC	Delaware	Dean Midwest Holding, Ltd.	100 units	100%

Hilstad – Producao e Comercializacao de Leite e Productos Lacteos, Lda.	Inactive	Portugal	Azuis Holding B.V.		100%

Horizon Organic Dairy, Idaho Farm, Inc.	Corp	CO	Horizon Organic Holding Corporation		100%

Horizon Organic Dairy, Limited	Corp	England	Horizon Organic International, Inc.		100%

Horizon Organic Dairy, Maryland Farm, Inc.	Corp	CO	Horizon Organic Holding Corporation		100%

Horizon Organic Holding Corporation	Corp	DE	White Wave Foods Company		100%

Horizon Organic International, Inc.	Corp	DE	Horizon Organic Holding Corporation		100%

International Dairy Holdings, LLC	LLC	DE	Dean International Holding Company	100 units	100%

Kingsmil – Producao e Comercializacao de Leite e Productos Lacteos, Lda.	Inactive	Portugal	Azuis Holding B.V.		100%

	Type Of	Jurisdiction Of		No. Of Shares	%	Assets
Legal Name	Entity	Organization	Owner	Or Units	Ownership	<$100,000
Kohler Mix Specialties of Minnesota, LLC	LLC	DE	Morningstar Foods, LLC	85 units	85%
f/k/a M-Foods Dairy, LLC			Marathon Dairy Investment Corp.	15 units	15%

Kohler Mix Specialties, LLC ,	LLC	DE	Morningstar Foods, LLC	95 units	95%
			Marathon Dairy Investment Corp.	5 units	5%

La Vaquera, S.L.	Corp	Spain	Leche Celta, S.L.		100%

Lacteos de Santander, S.A.	Corp	Spain	Leche Celta, S.L.		100.0%

Land-O-Sun Dairies, LLC	LLC	DE	Dean Southeast, LLC	100 units	100.0%

Leche Celta, S.L.	Corp	Spain	Dean Netherlands B.V.	44,997	100.0%

Liberty Dairy Company	Corp	MI	Dean Midwest, LLC	26,300 common	100%

Louis Trauth Dairy, LLC	LLC	DE	Dean Southeast, LLC	100 units	100.0%

Marathon Dairy Investment Corp.	Corp	MN	Morningstar Foods, LLC	1,000 common	100%

Mayfield Dairy Farms, Inc.	Corp	DE	Dean Southeast II, LLC	100 common	100%

McArthur Dairy, Inc.	Corp	FL	Dean Southeast II, LLC	36,000 Class A 700,000 Class B	100%

Meadow Brook Dairy Company	Corp	PA	Dean Northeast II, LLC	10 Class A 770 Class B	100%

Meadow Farms Limited	Corp	England	Horizon Organic Dairy, Limited		100%

Melody Farms, LLC	LLC	DE	Dean Midwest Holding, Ltd.	100 units	100.0%

Midwest Ice Cream Company	Corp	DE	Dean Midwest, LLC	100 common	100%

Model Dairy, LLC	LLC	DE	Dean Southwest, LLC	100 units	100.0%

Morningstar Foods, LLC	LLC	DE	Suiza Dairy Group, Inc.

Morningstar Services Inc.	Corp	DE	White Wave Foods Company	100 common	100.0%

	Type Of	Jurisdiction Of		No. Of Shares	%		Assets
Legal Name	Entity	Organization	Owner	Or Units	Ownership		<$100,000
New England Dairies, LLC	LLC	DE	Dean Northeast, LLC	100 units	100.0%

Old G & Co., Inc.	Corp	Puerto Rico	Dean Puerto Rico Holdings, LLC	100 common	100%

Organic Dairies, Ltd.	Corp	England	Meadow Farms Limited		100%

Pet O’Fallon, LLC	LLC	DE	Dean Midwest II, LLC	100 units	100%

Purity Dairies, Incorporated	Corp	DE	Dean Southwest II, LLC	100 common	100%

Rachel’s Dairy, Ltd.	Corp	England	Horizon Organic Dairy, Limited		100%

Reiter Dairy of Akron, Inc.	Corp	OH	Dean Northeast II, LLC	1,000 common	100%

Reiter Dairy of Springfield, LLC	LLC	DE	Dean Midwest, LLC	100 units	100%

Renoldy – Producao e Comercializacao de Leite e Productos Lacteos, Lda.	Corp	Portugal	Dean Netherlands B.V.		100%

Robinson Dairy, LLC	LLC	DE	Dean Southwest, LLC	100 units	100%

Schenkel’s All-Star Dairy, LLC	LLC	DE	Dean Midwest II, LLC	100 units	100%

Schenkel’s All-Star Delivery, LLC	LLC	DE	Dean Midwest II, LLC	100 units	100%

SFG Management Limited Liability Company	LLC	DE	Dean Southwest, LLC Dean Management Corporation	100 units	5.0 95.0	% %

Shenandoah’s Pride, LLC	LLC	DE	Dean Northeast II, LLC	100 units	100.0%

Southern Foods Group, L.P.	LP	DE	Southern Foods Holdings SFG Management Limited Liability Company	99% LP Interest 1% GP Interest	99.0 1.0	% %

Southern Foods Holdings	Trust	DE	Dean Southwest, LLC	Beneficiary Interest	100.0%

Specialty Group Receivables GP, LLC	LLC	DE	Dean Specialty Foods Group, LLC	100 units	100%

Specialty Group Receivables, L.P.	LP	DE	Dean Specialty Foods Group, LLC		99.9%

	Type Of	Jurisdiction Of		No. Of Shares	%	Assets
Legal Name	Entity	Organization	Owner	Or Units	Ownership	<$100,000
			Specialty Group Receivables GP, LLC		0.1%

Suiza Dairy Group, Inc.	Corp	DE	Dean Management Corporation	1,000 common	100%

Suiza Dairy Group Holdings, Inc.	Corp	DE	Dean Foods Company	1,000 common	100%

Sulphur Springs Cultured Specialties, LLC	LLC	DE	Dean Southwest, LLC	100 units	100%

Swiss II, LLC	LLC	DE	Dean Southwest II, LLC	100 units	100%

Swiss Premium Dairy, Inc. Formerly Wengert’s Dairy, Inc.	Corp	DE	Dean Northeast II, LLC	100 Common	100%

T.G. Lee Foods, Inc.	Corp	FL	Dean Southwest II, LLC	560,000 common	100%

Terrace Dairy, LLC	LLC	DE	New England Dairies, LLC	100 units	100%

Tuscan/Lehigh Dairies, Inc.	Corp	DE	Dean Northeast, LLC	100 common	100.0%

Verifine Dairy Products Corporation of Sheboygan, Inc.	Corp	WI	Dean Midwest, LLC	1,996 common	100%

White Wave, Inc.	Corp	CO	White Wave Foods Company	100 common	100.0%

WhiteWave Foods Company Formerly Dean National Brand Group, Inc.	Corp	DE	Dean Foods Company	1,535 common	100.0%

UNRESTRICTED SUBSIDIARIES

LEGAL NAME	TYPE OF	JURISDICTION OF	OWNER	NO. OF	%
	ENTITY	ORGANIZATION		SHARES	OWNERSHIP
				OR UNITS
Carnival Ice Cream, N.V.	Inactive	Netherlands Antilles	Dean Holding Company		100%

Colorado ES LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100%

Curan, LLC	LLC	DE	Regan, LLC	100 units	100%

Dairy Information Systems, LLC	LLC	DE	Dairy Information Systems Holdings, LLC	100 units	100%

Dairy Information Systems Holdings, LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100%

Dean Foods Foundation	Not-for-profit Corp	IL	Dean Holding Company		100%

Dean International Holding Company	Corp	DE	Dean Foods Company	100 common	100.0%

Dean Netherlands B.V.	Corp	The Netherlands	International Dairies, C.V.	200 common	100.0%

Treehouse Foods, Inc. f/k/a Dean Specialty Foods Holdings, Inc.	Corp	DE	DIPS Limited Partner II	118,000 common	98.33%

Dixie Holding, Inc.	Corp	NY	Franklin Holdings, Inc.		100.0%

Dean Foods Germany GmbH & Co. K.G.	Corp	Germany	Dixie Holding, Inc.		100.0%

Franklin Holdings, Inc.	Corp	DE	Dean Foods Company	1,000 common	100.0%

Franklin Plastics, Inc.	Corp	DE	Franklin Holdings, Inc.	34,679,118 common	99.5%

Importadora y Distribuidora Dean Foods, S.A. de C.V.	Corp	Mexico	Tenedora Dean Foods International, SA de CV	4,999 common	99.9%

			Creamland Dairies, Inc.	1 common	0.1%

LEGAL NAME	TYPE OF	JURISDICTION OF	OWNER	NO. OF	%
	ENTITY	ORGANIZATION		SHARES	OWNERSHIP
				OR UNITS
International Dairies, C.V.	LP	The Netherlands	Dean International Holding Company	LP	100%
			International Dairy Holdings, LLC	GP

Neptune Colorado LLC	LLC	DE	Colorado ES LLC	100 units	100%

Reeves Street, LLC	LLC	DE	Dean Management Corporation	100 common	100%

Regan, LLC	LLC	DE	Suiza Dairy Group, Inc.	100 units	100%

Tenedora Dean Foods Internacional, S.A. de C.V.	Corp	Mexico	Dean Southwest II, LLC	4,999 common	99.98%
			Dean Holding Company	1 common	.02%